Exhibit 99.1

PETMED EXPRESS, INC. D/B/A 1-800-PETMEDS ANNOUNCES ITS FOURTH QUARTER AND FISCAL YEAR END FINANCIAL RESULTS AND INCREASES ITS QUARTERLY DIVIDEND TO $0.30 PER SHARE

8.8% Increase in Fiscal 2021 Sales

18.4% Increase in Fiscal 2021 Net Income

9.7% Increase in Fiscal 2021 Reorder Sales

Delray Beach, Florida, May 3, 2021 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for its fourth quarter and fiscal year ended March 31, 2021. Net sales for the year ended March 31, 2021 were $309.2 million, compared to $284.1 million for the year ended March 31, 2020, an increase of 8.8%. Net income for the year ended March 31, 2021 was $30.6 million, or $1.52 diluted per share, compared to net income of $25.9 million, or $1.29 diluted per share, for the prior year, an increase to net income of 18.4%. Reorder sales for the year ended March 31, 2021 were $272.6 million, compared to $248.6 million for the year ended March 31, 2020, an increase of 9.7%. New order sales for the year ended March 31, 2021 were $36.6 million, compared to $35.6 million for the year ended March 31, 2020, an increase of 2.8%. The Company acquired approximately 443,000 new customers in the year ended March 31, 2021, compared to 421,000 new customers in the prior year. The average order size for the year ended March 31, 2021 was $89, compared to $87 for the year ended March 31, 2020. Net sales for the quarter ended March 31, 2021 were $71.7 million, compared to $74.3 million for the quarter ended March 31, 2020, a decrease of 3.5%. Net income for the quarter ended March 31, 2021 was $6.8 million, or $0.34 diluted per share, compared to net income of $7.0 million, or $0.35 diluted per share, for the same quarter the prior year, a decrease to net income of 2.7%. The average order size for the quarter ended March 31, 2021 was $93, compared to $90 for the quarter ended March 31, 2020.

Menderes Akdag, President and CEO, commented: “Overall we were pleased with our fiscal 2021 results with increases to both our top and bottom line. The year started out with greater than expected ecommerce demand due to COVID-19, with consumers shifting their purchases to online, which positively impacted our sales for the year, then in the back half of fiscal 2021, veterinarian clinics and retail stores re-opened. Our bottom line was positively impacted by growth in our gross margins by 50 basis points, due to having direct relationships with the major manufacturers, and with our operating expenses decreasing by 76 basis points, which resulted in a 126 basis points improvement to our operating income. Cash from operations increased to $40.1 million in fiscal 2021, compared to $38.8 million in fiscal 2020. In the quarter ended March 31, 2021 the reduction to sales and net income were possibly related to a pull forward of demand in the prior year due to the pandemic, along with colder weather during the March quarter, which might have delayed the start of flea and tick season. In fiscal 2022, we will be exploring alternative ways of acquiring new customers and adding value-added services, and we will continue investing in our e-commerce platform and mobile app to optimize our customers’ digital experience.”

The Board of Directors declared an increased quarterly dividend from $0.28 to $0.30 per share on its common stock. The dividend will be payable on May 21, 2021, to shareholders of record at the close of business on May 14, 2021. The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance. This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year-end financial results. To access the call which is open to the public, dial (888) 455-1758 (toll free) or (203) 827-7025. Please call in fifteen minutes prior to the scheduled start time. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. Eastern Time on May 3, 2021 until May 17, 2021 at 11:59 P.M. Eastern Time. To access the replay, call (800) 860-4709 (toll free) or (203) 369-3837 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Most Trusted Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com. This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2020. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K. For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

###

Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share amounts)

	March 31,	March 31,
	2021	2020
	(UNAUDITED)
ASSETS

Current assets:
Cash and cash equivalents	$118,718	$103,762
Accounts receivable, less allowance for doubtful accounts of $39 and $59, respectively	2,587	3,843
Inventories - finished goods	34,420	17,884
Prepaid expenses and other current assets	4,503	3,529
Prepaid income taxes	959	-
Total current assets	161,187	129,018

Noncurrent assets:
Property and equipment, net	25,450	25,445
Intangible assets	860	860
Total noncurrent assets	26,310	26,305

Total assets	$187,497	$155,323

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$39,548	$19,658
Accrued expenses and other current liabilities	5,387	4,214
Income taxes payable	-	471
Total current liabilities	44,935	24,343

Deferred tax liabilities	1,281	970

Total liabilities	46,216	25,313

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,269 and 20,166 shares issued and outstanding, respectively	20	20
Additional paid-in capital	7,111	3,804
Retained earnings	134,141	126,177

Total shareholders' equity	141,281	130,010

Total liabilities and shareholders' equity	$187,497	$155,323

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except for per share amount)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2021	2020	2021	2020
	(UNAUDITED)		(UNAUDITED)
Sales	$71,679	$74,286	$309,215	$284,125
Cost of sales	51,157	52,600	219,267	202,879

Gross profit	20,522	21,686	89,948	81,246

Operating expenses:
General and administrative	7,243	6,413	28,293	25,264
Advertising	4,256	6,205	21,641	22,748
Depreciation	636	555	2,427	2,257
Total operating expenses	12,135	13,173	52,361	50,269

Income from operations	8,387	8,513	37,587	30,977

Other income:
Interest income, net	85	300	314	1,747
Other, net	377	307	1,315	1,169
Total other income	462	607	1,629	2,916

Income before provision for income taxes	8,849	9,120	39,216	33,893

Provision for income taxes	2,037	2,117	8,613	8,042

Net income	$6,812	$7,003	$30,603	$25,851

Net income per common share:
Basic	$0.34	$0.35	$1.53	$1.29
Diluted	$0.34	$0.35	$1.52	$1.29

Weighted average number of common shares outstanding:
Basic	20,100	19,984	20,060	20,041
Diluted	20,177	20,010	20,119	20,055

Cash dividends declared per common share	$0.28	$0.27	$1.12	$1.08

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	March 31,
	2021	2020
	(UNAUDITED)
Cash flows from operating activities:
Net income	$30,603	$25,851
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,427	2,257
Share based compensation	3,307	2,822
Deferred income taxes	311	(151)
Bad debt expense	130	191
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	1,126	(1,492)
Inventories - finished goods	(16,536)	3,486
Prepaid income taxes	(959)	582
Prepaid expenses and other current assets	(974)	(376)
Accounts payable	19,890	3,383
Accrued expenses and other current liabilities	1,221	1,820
Income taxes payable	(471)	471
Net cash provided by operating activities	40,075	38,844

Cash flows from investing activities:
Purchases of property and equipment	(2,432)	(2,311)
Net cash used in investing activities	(2,432)	(2,311)

Cash flows from financing activities:
Dividends paid	(22,687)	(21,803)
Repurchase and retirement of common stock	-	(11,497)
Net cash used in financing activities	(22,687)	(33,300)

Net increase in cash and cash equivalents	14,956	3,233

Cash and cash equivalents, at beginning of year	103,762	100,529

Cash and cash equivalents, at end of year	$118,718	$103,762

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$10,018	$7,140

Property and equipment in current assets	$-	$1,745

Dividends payable in accrued expenses	$198	$246

Exhibit 99.1 Page 4 of 4